UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2026

Jaguar Health, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-36714	46-2956775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Pine Street
Suite 400
San Francisco, California	94104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (415) 371-8300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.0001 Per Share	JAGX	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

As previously disclosed, on October 15, 2026, Jaguar Health, Inc. (the “Company” or “Jaguar”) paid a special one time dividend of one share of Series R Convertible Preferred Stock, par value $0.0001 per share (the “Series O Preferred Stock”) for each share of voting common stock, par value $0.0001 per share, of the Company (the “Common Stock”) outstanding, plus each share issuable upon exercise of certain warrants and pre-funded warrants to purchase, in aggregate, up to 142,535 shares of common stock with dividend rights (the “Eligible Warrants”) outstanding, at the close of business on October 13, 2026 (the “Record Date”) (the “Series R Preferred Stock Dividend”).

Pursuant to the terms of the Certificate of Designation of Preferences, Rights and Limitations of Series R Convertible Preferred Stock (the “Series R Certificate of Designation”) filed by the Company on October 2, 2026 with the Secretary of State of the State of Delaware, on November 2, 2026, each of the then outstanding shares of Series R Preferred Stock automatically converted into five shares of Common Stock (the “Conversion”). Immediately upon completion of the Conversion, there were 13,345,986 shares of Common Stock issued and outstanding, and the holders of the Eligible Warrants are entitled to receive, upon exercise of the Eligible Warrants, up to 69,823 shares of Common Stock, which include the Warrant Shares (as defined in the Eligible Warrants), and the shares of Common Stock from the dividend of Series O Convertible Preferred Stock of the Company and Series R Preferred Stock Dividend.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

By:	/s/ Lisa A. Conte
Name:	Lisa A. Conte
Title:	President and Chief Executive Officer

Date: November 3, 2026